UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 12, 2010

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Amendment Number 1 to Form 8-K is being filed to disclose a letter of intent relating to a Supply Agreement by and between NVE Corporation and Phonak AG.

Item 1.01 Entry into a Material Definitive Agreement

General information
     Phonak AG develops, manufactures, and sells hearing systems using our spintronic sensors under the Supply Agreement.

Description of the Terms of the Agreement
     On May 12, 2010 we executed a letter of intent relating to the Supply Agreement. The Letter of Intent sets immediate pricing and defines the terms for an amendment to the Supply Agreement including an extension of the Supply Agreement term through March 31, 2015, an expansion of NVE products under the scope of the Supply Agreement, minimum purchase requirements, and pricing provisions.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date May 12, 2010	NVE CORPORATION (Registrant) /s/ DANIEL A. BAKER Daniel A. Baker President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit #	Description

10.1	Supply Agreement by and between the company and Phonak AG (incorporated by reference to our Current Report on Form 8-K filed May 6, 2009).
10.2+	Letter of Intent relating to Supply Agreement by and between NVE Corporation and Phonak AG.

+Confidential portions of this exhibit were deleted and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 or Rule 406.